SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2006

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        On January 3, 2006, Bradley Pharmaceuticals, Inc. (the “Company”) received, as anticipated, a notice of default from Wachovia Bank, National Association, Administrative Agent under the Company’s $110 million Amended and Restated Credit Agreement, dated as of November 14, 2005, with a syndicate of lenders led by Wachovia (the “Credit Agreement”). Such notice advised the Company that an event of default exists under the Credit Agreement as a result of the Company’s failure to furnish, by December 31, 2005, audited financial statements of the Company for the year ended December 31, 2004 and that amounts owing under the Credit Agreement would bear interest from January 1, 2006, payable on demand, at a per annum rate two percent (2%) greater than the rate which would otherwise be applicable until such time as the event of default is waived or the requisite lenders decide (in their sole discretion) to no longer charge such increased rate of interest.

        This notice also advised the Company that the Administrative Agent and lenders under the Credit Agreement reserve all of their respective rights and remedies under the Credit Agreement arising as a result of this event of default or any other default or event of default under the Credit Agreement, which rights and remedies could include termination of the loan commitments under the Credit Agreement and declaration that all loans and other amounts owing under the Credit Agreement are immediately due and payable.

        As of December 31, 2005, a $78 million term loan (which reflects a $2 million principal amortization payment that was paid by the Company in accordance with the Credit Agreement during December 2005) was outstanding under the Credit Agreement and no amounts were outstanding under the $30 million revolving credit facility under the Credit Agreement. As previously announced, the Company currently anticipates filing, on or about January 31, 2006, its Annual Report on Form 10-K for the year ended December 31, 2004, which will contain the audited financial statements for 2004 required under the Credit Agreement.

        A copy of the Company’s press release on January 9, 2006 regarding the notice of default is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
99.1	Press release dated January 9, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By: /s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA
Chief Financial Officer and Vice President

        Dated: January 9, 2006

EXHIBIT LIST

No.	Description
99.1	Press release dated January 9, 2006.